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                                                                     Exhibit 5.1

                        Testa Hurwitz & Thibeault, LLP
                                125 High Street
                               Boston, MA 02110


                                 July 28, 2000



Davox Corporation
6 Technology Park Drive
Westford, Massachusetts  01886


   Re: Registration Statement on Form S-8
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Ladies and Gentlemen:


   We are acting as counsel to Davox Corporation, a Delaware corporation (the "Company"), in connection with its registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to an aggregate of 2,450,000 shares (the "Shares") of the Company's common stock, $.10 par value per share, to be issued upon the exercise of options issued under the Company's (i) 1991 Employee Stock Purchase Plan,
(ii) 1996 Stock Plan and (iii) 2000 Stock Option Plan (collectively, the
"Plans").


   In rendering our opinion, we have examined original or certified copies of the Company's Restated Certificate of Incorporation, as amended, the Company's By-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.


   We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.


   Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Plans will be, upon receipt of the consideration provided for in the Plans, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plans.


   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                            Very truly yours,



                                            /S/ TESTA, HURWITZ & THIBEAULT, LLP
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                                            TESTA, HURWITZ & THIBEAULT, LLP